Exhibit 99.(a)(1)(iii)
Notice of Guaranteed Delivery
For Offer to Purchase
for Cash Up To 4,286,126 Shares of Common Stock, Par Value $0.0001 Per Share,
at a Purchase Price of $19.00 Per Share
by
Matrix Bancorp, Inc.
THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
WILL EXPIRE AT 5:00 P.M., EASTERN TIME,
ON FRIDAY, JANUARY 20, 2006, UNLESS THE TENDER OFFER IS EXTENDED.
     As set forth in Section 3 of the Offer to Purchase, dated December 20, 2005, this Notice of Guaranteed Delivery, or a facsimile hereof, must be used to accept the tender offer if:
     (a) certificates representing shares of common stock, par value $.0001 per share (the “Shares”), of Matrix Bancorp, Inc., a Colorado corporation, cannot be delivered prior to the “Expiration Date” (as defined in Section 1 of the Offer to Purchase); or
     (b) the procedure for book-entry transfer cannot be completed before the Expiration Date; or
     (c) time will not permit a properly completed and duly executed Letter of Transmittal, or manually signed facsimile thereof, and all other required documents to reach the depositary referred to below before the Expiration Date.
     This form or a facsimile of it, signed and properly completed, may be delivered by hand or transmitted by facsimile transmission or mailed to the depositary so that it is received by the depositary before the Expiration Date. See Section 3 of the Offer to Purchase.
The depositary for the tender offer is:
Computershare Trust Company, Inc.

By mail:	By overnight or registered delivery:	By facsimile transmission (for eligible institutions only):
P.O. Box 1596 Denver, Colorado 80201-1596	350 Indiana Street, Suite 800 Golden, Colorado 80401	(303) 262-0606

For confirmation call:
(303) 262-0890
The information agent for the tender offer is:
Georgeson Shareholder
Banks and Brokerage Firms Call: (212) 440-9800
All Others Call Toll Free: (888) 666-2565
     Delivery of this Notice of Guaranteed Delivery to an address other than those shown above or transmission of instructions via the facsimile number other than the one listed above does not constitute a valid delivery. Deliveries to Matrix or the information agent of the tender offer will not be forwarded to the depositary and therefore will not constitute valid delivery. Deliveries to the book-entry transfer facility (as defined in the Offer to Purchase) will not constitute valid delivery to the depositary.

     This Notice of Guaranteed Delivery form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the Letter of Transmittal.
Ladies and Gentlemen:
     The undersigned hereby tenders to Matrix Bancorp, Inc. the number of Shares specified below at a price per Share of $19.00, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer, receipt of which are hereby acknowledged.
(Please Type or Print)

Number of Shares Tendered:

Certificate Numbers (if available and applicable):

Name(s) of Record Holder(s):

Address(es):

(Including Zip Code)

Area Code(s) and Telephone Number(s):

Sign here:

Signature(s):

Date:                     , 200
If Shares will be tendered by book-entry transfer, check the box: ☐

Name of Tendering Institution:

Account Number:

Transaction Code Number:

2

GUARANTEE
(Not to Be Used for Signature Guarantee)
     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as such term is defined in rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, each of the foregoing constituting an “Eligible Guarantor Institution,” guarantees the delivery to the depositary of the Shares tendered hereby, in proper form for transfer, or a confirmation that the Shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the Offer to Purchase into the depositary’s account at the book-entry transfer facility, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, or an “agent’s message,” in the case of a book-entry transfer, and any other required documents, all within three Nasdaq trading days of the date hereof.

Name of Firm:	Name of Firm:

Authorized Signature:	Authorized Signature

Name:	Name:

Title:	Title:

Address:	Address:

Zip Code:	Zip Code:

Area Code and Telephone Number:	Area Code and Telephone Number:

Dated: , 200	, 200
Do not send Share certificates with this Notice of Guaranteed Delivery.
Share certificates should be sent with your Letter of Transmittal.